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                                                                   EXHIBIT 2.1.1


                    AMENDMENT TO SHARE PURCHASE AGREEMENT II

           THIS AMENDMENT TO SHARE PURCHASE AGREEMENT II (the "Amendment") is dated as of the 7th day of October, 1999, and is entered into by and between S1 Europe Holdings N.V., a Belgian corporation (naamloze vennootschap ("N.V")) and a subsidiary of Security First Technologies Corporation, a Delaware corporation ("S1") ("S1 Holdings"), each of the stockholders of FICS Group N.V., a Belgian corporation registered with the Brussels Registry of Commerce under number 515450 ("FICS"), who are signatories hereto (individually, a "Seller," and collectively, the "Sellers"), S1 and FICS.

                                    RECITALS:

           A. The parties hereto have previously entered into that certain Share Purchase Agreement II, dated as of September 21, 1999 (the "Agreement"), pursuant to which the Sellers agreed to sell, and S1 Holdings agreed to purchase, all of the issued and outstanding FICS Securities (as defined in the Agreement) upon the terms and conditions contained in the Agreement.

           B. Pursuant to Section 8.3 of the Agreement, the parties hereto desire to amend subsection 1.3(d) of the Agreement and amend and replace Section
9.10 of the Agreement.

           C. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

                                   AGREEMENT:

           NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual promises, representations, warranties, covenants and conditions set forth herein and in the Agreement, the sufficiency of which is hereby acknowledged, the parties mutually agree as follows:

SECTION 1. FIRST AMENDMENT.

           Effective as of the date hereof, subsection 1.3(d) of the Agreement shall be amended by adding the following sentence at the end of the first paragraph thereof:

           "Any such payments of cash under this Section 1.3(d) shall be deemed a "Payment" hereunder and subject to the terms of Section 1.3(c) above, and it is understood that upon occurrence of an Acceleration Event any references hereunder to the Second Payment Date or the Third Payment Date shall be deemed to be references to the date of such Acceleration Event and any references to the Second Payment or the Third Payment shall be deemed to


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       be references to the Payment made on such date, and the amount of such
       Payment shall constitute the 2000 Earn-out Payment and/or the 2001 Earn-out Payment, as applicable."

SECTION 2. SECOND AMENDMENT.

           Effective as of the date hereof, Section 9.10 of the Agreement shall be deleted and the following shall be substituted in lieu thereof:

           "9.10. ASSIGNMENT; LIMITATION OF BENEFITS.

           Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties which shall not be unreasonably withheld. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise specifically provided in Section 6.7 hereof and this Section 9.10, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, and the covenants, undertakings and agreements set out herein shall be solely for the benefit of, and shall be enforceable only by, the parties hereto and their permitted assigns."

SECTION 3. AGREEMENT OTHERWISE UNCHANGED.

           Except as otherwise specifically amended herein, the balance of the Agreement shall remain unchanged and in full force and effect.

                            [SIGNATURE PAGE FOLLOWS]


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           IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

                                   S1 EUROPE HOLDINGS N.V.

                                   By:   /s/  ROBERT F. STOCKWELL
                                       --------------------------------
                                       Name:  Robert F. Stockwell
                                       Title: President



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THE SELLERS:


     /s/ MICHEL AKKERMANS
----------------------------------
MICHEL AKKERMANS


PAMICA N.V.


By:  /s/ MICHEL AKKERMANS
   -------------------------------
   Name:
   Title:


GENERAL ATLANTIC PARTNERS 20, L.P.
By:  GENERAL ATLANTIC PARTNERS, LLC, its General Partner


   By:  /s/
     -------------------------------
     Name:
     Title:


GENERAL ATLANTIC PARTNERS 52, L.P.
By:  GENERAL ATLANTIC PARTNERS, LLC, its General Partner


   By:  /s/
     -------------------------------
     Name:
     Title:

GAP COINVESTMENT PARTNERS, L.P.


By:  /s/
   -------------------------------
   Name:
   Title:



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GIMV N.V.

By: /s/
   -------------------------------
   Name:
   Title:


----------------------------------
GUY MOONS


----------------------------------
STEVEN VAN ROSSEN


----------------------------------
NADINE QUAEYHAEGENS

 /s/ ETIENNE CASTIAUX
----------------------------------
ETIENNE CASTIAUX

 /s/ GOORT GELTEN
----------------------------------
GOORT GELTEN

 /s/ LOEK VAN DEN BOOG
----------------------------------
LOEK VAN DEN BOOG

/s/ FREDRICK DUMAS
----------------------------------
FREDRICK DUMAS



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UNICO PORTFOLIO LTD.

By:       /s/
   --------------------------------
Name:
Title:



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SECURITY FIRST TECHNOLOGIES CORPORATION

By:       /s/ ROBERT F. STOCKWELL
   --------------------------------
   Name:   Robert F. Stockwell
   Title:  Chief Financial Officer

FICS GROUP N.V.

By:       /s/
   --------------------------------
   Name:
   Title:



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